QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

TEXAS OFFICE: SUITE 800 112 EAST PECAN STREET SAN ANTONIO, TX 78205 (210) 228-9500 FAX: (210) 228-0781	KENNEDY & BARIS, L.L.P. ATTORNEYS AT LAW SUITE 301 4330 EAST WEST HIGHWAY BETHESDA, MD 20814 (301) 229-3400 FAX: (301) 229-2443	WASHINGTON DC OFFICE: SUITE 320 1225 NINETEENTH STREET, NW WASHINGTON, DC 20036 (202) 835-0313 FAX: (202) 835-0319

July 31, 2009

Eagle Bancorp, Inc.
7815 Woodmont Avenue
Bethesda, Maryland 20814

  RE:
  Eagle Bancorp, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Eagle Bancorp, Inc., a Maryland Corporation (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Act"), of the following securities of the Company with an aggregate offering price of up to $100,000,000: (i) common stock, $0.01 par value per share ("Common Stock"); (ii) preferred stock, par value $0.01 per share, of one or more classes or series ("Preferred Stock"); (iii) depositary shares representing a fraction of a share of a particular class or series of preferred stock ("Depositary Shares"); (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares ("Warrants"); (v) debt securities, which may be either senior debt or subordinated debt ("Debt Securities"); and (vi) Units consisting of any combination of the foregoing securities. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units are collectively referred to as the "Securities".

        In our capacity as counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, have assumed such future proceedings will be timely completed in the manner presently proposed.

        We have assumed that (i) the Securities offered by the Company and will have been specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, (iii) the Commission will have entered an appropriate order declaring effective the Registration Statement, (iv) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement, against payment of the consideration set forth in the applicable prospectus supplement, and will not be sold in amounts in excess of the Company's authorized stock of the applicable class, (vi) a definitive purchase, underwriting, warrant, deposit, unit or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (vii) the terms of the Securities will be established so as to not violate any applicable law or the Company's charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company.

        To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) an indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

        To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the warrant agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the warrant agent is duly qualified to engage in the activities contemplated by the warrant agreement; (iii) the warrant agreement has been duly authorized, executed and delivered by the warrant agent and constitutes the legally valid and binding obligation of the warrant agent, enforceable against the warrant agent in accordance with its terms; (iv) the warrant agent is in compliance, generally and with respect to acting as a trustee under the warrant agreement, with all applicable laws and regulations; and (v) the warrant agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the warrant agreement.

        To the extent that the obligations of the Company with respect to Depositary Shares may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the depositary is duly qualified to engage in the activities contemplated by the deposit agreement; (iii) the deposit agreement has been duly authorized, executed and delivered by the depositary and constitutes the legally valid and binding obligation of the depositary, enforceable against the depositary in accordance with its terms; (iv) the depositary is in compliance, generally and with respect to acting as a trustee under the deposit agreement, with all applicable laws and regulations; and (v) the depositary has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the deposit agreement.

        Based upon the foregoing, and subject to the qualifications contained herein, we are of the following opinions:

        1.     When the Registration Statement has become effective under the Act, when the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company's charter and when the Common Stock has been duly issued and sold as contemplated by the Registration Statement and the applicable prospectus supplement, the Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered in the opinion in this paragraph includes any Common Stock that may be issued upon exercise or otherwise pursuant to the terms of any Warrant.

        2.     When the Registration Statement has become effective under the Act, when the terms of the Preferred Shares and of their issuance and sale have been duly established in conformity with the Company's charter, when an appropriate articles supplementary to the Company's charter with respect to the Preferred Shares has been duly filed with the Department of Assessments and Taxation of the

State of Maryland, and when the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement and the applicable prospectus supplement, the Preferred Shares will be validly issued, fully paid and non-assessable. The Preferred Shares covered in the opinion in this paragraph includes any Preferred Share that may be issued upon exercise or otherwise pursuant to the terms of any Warrant, and any shares of any class or series of Preferred Stock underlying any Depositary Share.

        3.     When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement have been duly executed and delivered, when the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement and the applicable prospectus supplement, such Warrants will constitute valid and legally binding obligations of the Company.

        4.     When the Registration Statement has become effective under the Act, the applicable indenture (including, for purposes of this paragraph, any supplemental indenture relating thereto setting forth the particular terms of the series of Debt Securities issued) has been established in conformity with the Company's charter, duly executed and delivered by each party thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); the Company has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering thereof and related matters; the Debt Securities have been executed and authenticated in accordance with the terms of the indenture; and the Debt Securities have been issued and sold as contemplated by the Registration Statement and the applicable prospectus supplement, then the Debt Securities to be issued under the indenture will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        5.     When the Registration Statement has become effective under the Act, the related deposit agreement has been duly authorized and validly executed and delivered by the Company and by a bank or trust company appointed as depositary by the Company (the "Depositary") that meets the requirements for a depositary as described in the Registration Statement or applicable prospectus supplement and/or as provided in the applicable Deposit Agreement; the Company has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Depositary Shares and related shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such related Preferred Stock (the "Related Preferred Stock Resolutions"); the Related Preferred Stock Resolutions have been included as part of articles supplementary to the Company's charter duly filed with the Department of Assessments and Taxation of the State of Maryland; the shares of the related Preferred Stock have been deposited with the Depositary; and the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued and sold as contemplated by the Registration Statement and the applicable prospectus supplement, the Depositary Shares will be validly issued, fully paid and nonassessable.

        6.     When the Registration Statement has become effective under the Act, documents relating to the terms and conditions of the Units have been duly executed and delivered by the parties thereto; the Company has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; the certificates evidencing the Units have been executed and authenticated in accordance with the terms of the relevant unit document; and the Units and their component Securities have been issued and sold as contemplated by the Registration Statement and the applicable prospectus supplement, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions expressed herein are further subject to: (i) the effect of bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws relating to or affecting the enforcement of the rights or remedies of creditors of FDIC-insured institutions or the enforcement of creditors' rights or remedies generally; (ii) the effect of general principles of equity (whether applied in a court of law or in equity) which may limit the availability or enforceability of certain remedies; (iii) the possible unenforceability of indemnity and contribution provisions; (iv) the effect and possible unenforceability of choice of law provisions; (v) the possible unenforceability of provisions purporting to waive defenses where such waiver is against public policy; (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud; (vii) the possible unenforceability of forum selection clauses; (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing; and (ix) the effect of laws requiring mitigation of damages.

        Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of the State of Maryland. We express no opinion with respect to the laws of any other jurisdiction. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

        We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-3 filed by the Company and the reference to our Firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Sincerely
/s/ Kennedy & Baris, LLP

QuickLinks

  Exhibit 5.1